Exhibit 99.1

FOR IMMEDIATE RELEASE:

MEDALLION FINANCIAL CORP. REPORTS 2025 FOURTH QUARTER

AND FULL-YEAR RESULTS

NEW YORK, NY – February 18, 2026 – Medallion Financial Corp. (NASDAQ: MFIN) (“Medallion” or the “Company”), a specialty finance company that originates and services loans in various consumer and commercial industries, along with offering loan origination services to fintech strategic partners, today announced its financial results for the quarter and full-year ended December 31, 2025.

2025 Fourth Quarter Highlights

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Total net income attributable to stockholders for the fourth quarter was $12.2 million, or $0.50 per share, up 20% compared to $10.1 million, or $0.43 per share in the prior year quarter.
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Net interest income grew 8% to $56.4 million from $52.0 million in the prior year quarter.
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Net interest margin on gross loans was 8.04%, compared to 7.84% in the prior year quarter, and net interest margin on net loans was 8.39%, compared to 8.15% in the prior year quarter.
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Loan originations grew to $421.3 million, compared to $285.7 million in the prior year quarter, and included $258.3 million of strategic partnership loan originations in the current quarter, compared to $123.7 million in the prior year quarter.
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Credit loss provision was $27.7 million, compared to $20.6 million in the prior year quarter.
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The Company declared and paid a quarterly cash dividend of $0.12 per share.

2025 Full-Year Highlights

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Total net income attributable to stockholders for 2025 was $43.0 million, or $1.78 per share, up 20% compared to $35.9 million, or $1.52 per share, in the prior year.
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Net interest income grew 7% to $216.9 million from $202.5 million in the prior year.
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Net interest margin on gross loans was 8.06%, compared to 8.05% in the prior year, and net interest margin on net loans was 8.40%, compared to 8.35% in the prior year.
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Loan originations grew to $1.505 billion, compared to $1.043 billion in the prior year, and included $771.6 million of strategic partnership loan originations in the current year, compared to $203.6 million in the prior year.
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The loan portfolio, including loans held for sale, as of December 31, 2025 was $2.567 billion, up 3% from $2.491 billion a year ago.
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Credit loss provision was $89.8 million, compared to $76.5 million in the prior year.
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The Company repurchased 108,351 shares of common stock at an average cost of $9.10 per share in the year, for a total of $1.0 million.
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Net book value per share at the end of 2025 was $17.53 per share, up 10% from $16.00 a year ago.

Executive Commentary

Andrew Murstein, President and Chief Executive Officer of Medallion Financial Corp. commented, “2025 marked a record year for Medallion, with solid performance across our core financial metrics and operating segments. We delivered increases in net interest income, net income, originations, and portfolio size on both a quarterly and full-year basis, reflecting the strength of our platform and consistent execution across our business lines. Demand remained healthy, credit performance was solid, and our results demonstrate our ability to continue scaling the business profitably while maintaining discipline.

These results reflect a focused operating approach and our ongoing commitment to prudent growth across the platform. We continue to prioritize a disciplined origination strategy, prudent balance sheet management, and effective capital deployment while expanding our portfolio.

Ending the year with positive momentum, we believe we are well-positioned to build on this performance and continue delivering consistent, favorable risk-adjusted returns for our shareholders.”

2026 Strategy

Andrew Murstein continued by stating, “As I step into the role of Chief Executive Officer, our focus for 2026 is to build upon the strong foundation established over the past 30+ years, while further refining our strategic priorities.

We aim to continue to grow our core business lines by targeting sustained growth in our recreation segment. In addition, we believe there is significant growth potential within our home improvement line. As a result, in recent months, we added experienced talent to support increased growth and originations in this line, with the goal of continuing to expand the portfolio.

Our commercial lending segment remains a strong contributor to earnings, with the average interest rates increasing to 14.22% this year.

At the same time, our strategic partnership program continues to be a rapidly growing component of our business. While per-loan origination fees and interest income associated with this business remain modest due to the short time the loans remain on our books, originations continue to expand meaningfully quarter over quarter, and we see great potential in this business over the next several years.

We remain thoughtful and disciplined in evaluating new business lines and growth opportunities. We will continue to assess adjacent markets where we believe we can expand the business in an accretive manner, consistent with our standards and return objectives.

Looking ahead, I am proud of where the Company stands today and am focused on advancing the platform by continuing to execute with discipline, consistency, and a long-term view toward value creation. With a proven business model, a diversified portfolio, and an experienced management team, I believe the Company is well-positioned to perform well in the coming years and continue to create long-term value for shareholders.”

Business Highlights

Recreation Lending

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Originations were $97.2 million during the quarter, compared to $72.2 million a year ago. Total originations for the year ended December 31, 2025 were $468.5 million, compared to $526.6 million for the prior year.
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Recreation loans, including loans held for investment and loans held for sale, grew 5% to $1.62 billion, or 63% of total loans, as of December 31, 2025, compared to $1.54 billion a year ago, or 62%, a year ago.
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Average loan size as of December 31, 2025 was $22,000 with a weighted average FICO score, measured at the time of loan origination, of 688.
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Interest income grew 6% to $54.2 million for the quarter, from $51.3 million in the prior year quarter. Total interest income for the year ended December 31, 2025 was $209.3 million, compared to $194.1 million for the prior year.
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The average interest rate was 15.16% at year-end, compared to 15.07% a year ago.
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Recreation loans 90 days or more past due were $12.9 million, or 0.82% of gross recreation loans, as of December 31, 2025, compared to $10.0 million, or 0.67%, a year ago.
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Allowance for credit loss as of December 31, 2025 was 5.32% for loans held for investment, compared to 5.00% a year ago.

Home Improvement Lending

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Originations were $61.7 million during the quarter, compared to $82.5 million a year ago. Total originations for the year ended December 31, 2025 were $224.5 million, compared to $298.6 million for the prior year.
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Home improvement loans were $810.2 million, or 32% of total loans, as of December 31, 2025, compared to $827.2 million, or 33%, a year ago.
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Average loan size as of December 31, 2025 was $22,000 with a weighted average FICO score, measured at the time of loan origination, of 779.
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Interest income grew 2% to $20.3 million for the quarter, from $19.9 million in the prior year quarter. Total interest income for the year ended December 31, 2025 was $80.6 million, compared to $74.0 million a year ago.
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The average interest rate was 9.87% at year-end, compared to 9.81% a year ago.
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Home improvement loans 90 days or more past due were $1.3 million, or 0.16% of gross home improvement loans, as of December 31, 2025, compared to $1.4 million, or 0.17%, a year ago.
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Allowance for credit loss was 2.41% as of December 31, 2025, compared to 2.48% a year ago.

Commercial Lending

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Originations were $4.1 million during the quarter, compared to $7.3 million a year ago. Total originations for the year ended December 31, 2025 were $40.6 million, compared to $14.3 million for the prior year.
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Commercial loans grew to $123.1 million as of December 31, 2025, compared to $111.3 million a year ago.
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Average loan size was $4.2 million as of December 31, 2025, invested across 28 portfolio companies.
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The average interest rate on the portfolio was 14.22% as of December 31, 2025, compared to 12.97% a year ago.
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Recognized $8.8 million of net equity gains during the quarter, compared to $3.8 million a year ago.

Strategic Partnerships

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Originations were $258.3 million during the quarter, compared to $123.7 million a year ago. Total originations for the year ended December 31, 2025 were $771.6 million, compared to $203.6 million for the prior year.
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Total strategic partnership loans held as of December 31, 2025 were $15.1 million, compared to $7.4 million a year ago.
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Fees generated from strategic partnerships were $1.2 million for the quarter, compared to $0.6 million a year ago. Total fees generated from strategic partnerships were $3.6 million for the year ended December 31, 2025, compared to $1.8 million for the prior year.
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The average loan holding period of strategic partnership loans was five days.

Taxi Medallion Lending

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The Company collected $2.5 million of cash on taxi medallion-related assets during the quarter, which resulted in net recoveries and gains of $1.4 million. Total cash collections on taxi medallion-related assets during the year ended December 31, 2025 were $13.6 million, resulting in net recoveries and gains of $4.6 million.
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Total net taxi medallion-related assets declined to $4.3 million, a 45% reduction from a year ago, and represented less than two tenths of one percent of the Company’s total assets, as of December 31, 2025.

Loan Portfolio

The following table provides information regarding the composition of our loan portfolio for the dates presented:

	December 31,
	2025		2024
(Dollars in thousands)	Amount	As a Percent of Total Loans	Amount	As a Percent of Total Loans
Loans held for investment:
Recreation	$1,617,221	63%	$1,422,403	57%
Home improvement	810,237	32	827,211	33
Commercial	123,068	5	111,273	4
Taxi medallion	1,179	*	1,909	*
Total loans	2,551,705	99	2,362,796	95
Loans held for sale, at lower of amortized cost or fair value:
Recreation	—	—	120,840	5
Strategic partnership	15,144	*	7,386	*
Total loans held for sale, at lower of amortized cost or fair value	15,144	—	128,226	5
Total loans and loans held for sale	$2,566,849	100%	$2,491,022	100%

(*) Less than 1%.

Balance Sheet

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Cash and cash equivalents, including investment securities, as of December 31, 2025 were $261.7 million, compared to $224.4 million as of December 31, 2024.
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As of December 31, 2025, total assets were $2.955 billion, up from $2.869 billion as of December 31, 2024.
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As of December 31, 2025, total liabilities were $2.447 billion, up from $2.430 billion as of December 31, 2024.

Capital Allocation

Quarterly Dividend

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The Board of Directors declared a quarterly dividend of $0.12 per share, payable on March 31, 2026, to stockholders of record at the close of business on March 19, 2026.

Dividends Announced	Amount Per Share	Record Date	Payment Date
Q1 2026	$0.12	3/19/2026	3/31/2026
Total: Year 2026	0.12
Q4 2025	0.12	11/12/2025	11/24/2025
Q3 2025	0.12	8/15/2025	8/29/2025
Q2 2025	0.12	5/15/2025	5/30/2025
Q1 2025	0.11	3/17/2025	3/31/2025
Total: Year 2025	0.47
Total: Year 2024	0.41
Total: Year 2023	0.34
Total: Year 2022 *	0.32

(*) Dividend reinstated in Q1 2022.

Stock Repurchase Plan

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During the year ended December 31, 2025, the Company repurchased 108,351 shares of its common stock at an average cost of $9.10 per share for $1.0 million.
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As of December 31, 2025, the Company had $14.4 million remaining under its $40 million stock repurchase program.

Conference Call Information

The Company will host a conference call to discuss its fourth quarter financial results tomorrow, Thursday, February 19, 2026, at 9:00 a.m. Eastern time.

In connection with its earnings release, the Company has updated its quarterly supplement presentation, which is now available at www.medallion.com.

How to Participate

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Date: Thursday, February 19, 2026
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Time: 9:00 a.m. Eastern time
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Dial-in number: (412) 317-0504
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Live webcast: Link to Webcast of 4Q25 Earnings Call

A link to the live audio webcast of the conference call will also be available at the Company’s IR website.

Replay Information

The conference call replay will be available following the end of the call through Thursday, February 26, 2026

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Dial-in: (412) 317-6671
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Passcode: 1020 6753

Additionally, the webcast replay will be available at the Company’s IR website.

About Medallion Financial Corp.

Medallion Financial Corp. (NASDAQ: MFIN) and its subsidiaries originate and service a portfolio of consumer loans and mezzanine loans in various industries. Key industries served include recreation (towable RVs and marine) and home improvement (replacement roofs, swimming pools, and windows). Medallion Financial Corp. is headquartered in New York City, NY, and its largest subsidiary, Medallion Bank, is headquartered in Salt Lake City, Utah. For more information, please visit www.medallion.com.

Forward-Looking Statements

Please note that this press release contains forward-looking statements that involve risks and uncertainties relating to business performance, cash flow, net interest income and expenses, other expenses, earnings, growth, and our growth strategy. These statements are often, but not always, made using words or phrases such as “will” and “continue” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These statements relate to future public announcements of our earnings, expectations regarding our loan portfolio, including collections on our taxi medallion loans, the potential for future asset growth, and market share opportunities. Medallion’s actual results may differ significantly from the results discussed in such forward-looking statements. For example, statements about the effects of the current economy, whether inflation or the risk of recession, the effects of tariffs, operations, financial performance and prospects constitute forward-looking statements and are subject to the risk that the actual impacts may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond Medallion’s control. In addition to risks relating to the current economy, for a description of certain risks to which Medallion is or may be subject, please refer to the factors discussed under the heading “Risk Factors” in Medallion’s 2024 Annual Report on Form 10-K.

Company Contact:

Investor Relations

InvestorRelations@medallion.com

212-328-2176

Investor Relations

The Equity Group Inc.

Lena Cati

lcati@theequitygroup.com

(212) 836-9611

Val Ferraro

vferraro@theequitygroup.com

(212) 836-9633

MEDALLION FINANCIAL CORP.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	December 31,
(Dollars in thousands, except share and per share data)	2025	2024	2023
Assets
Cash, cash equivalents, and federal funds sold	$201,564	$169,572	$149,845
Investment securities	60,183	54,805	54,282
Equity investments	8,099	9,198	11,430
Loans held for sale, at lower of amortized cost or fair value	15,144	128,226	—
Loans	2,551,705	2,362,796	2,215,886
Allowance for credit losses	(114,789)	(97,368)	(84,235)
Net loans receivable	2,436,916	2,265,428	2,131,651
Goodwill and intangible assets, net	168,504	169,949	171,394
Property, equipment, and right-of-use lease asset, net	11,861	13,756	14,076
Accrued interest receivable	19,401	15,314	13,538
Loan collateral in process of foreclosure	7,333	9,932	11,772
Other assets	26,459	32,426	29,839
Total assets	$2,955,464	$2,868,606	$2,587,827
Liabilities
Deposits	$2,084,265	$2,090,071	$1,866,657
Long-term debt	215,987	232,159	235,544
Short-term borrowings	95,250	49,000	8,000
Deferred tax liabilities, net	19,596	20,995	21,207
Operating lease liabilities	5,041	5,128	7,019
Accrued interest payable	6,319	8,231	6,822
Accounts payable and accrued expenses	20,960	24,064	30,804
Total liabilities	2,447,418	2,429,648	2,176,053
Total stockholders’ equity	408,617	370,170	342,986
Non-controlling interest in consolidated subsidiaries	99,429	68,788	68,788
Total equity	508,046	438,958	411,774
Total liabilities and equity	$2,955,464	$2,868,606	$2,587,827
Number of shares outstanding	23,311,683	23,135,624	23,449,646
Book value per share	$17.53	$16.00	$14.63

MEDALLION FINANCIAL CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended December 31,		Years Ended December 31,
(Dollars in thousands, except share and per share data)	2025	2024	2025	2024
Total interest income	$81,682	$76,519	$315,320	$290,702
Total interest expense	25,257	24,507	98,427	88,167
Net interest income	56,425	52,012	216,893	202,535
Provision for credit losses	27,690	20,572	89,822	76,502
Net interest income after provision for credit losses	28,735	31,440	127,071	126,033
Other income
Gain on equity investments, net	8,767	3,782	24,552	6,917
Gain (loss) on taxi medallion assets, net	1,275	(386)	4,632	884
Strategic partnership fees	1,159	575	3,621	1,781
Gain on sale of recreation loans	—	—	1,304	—
Other income	2,936	271	3,884	1,748
Total other income, net	14,137	4,242	37,993	11,330
Other expenses
Salaries and employee benefits	11,378	9,997	41,664	38,344
Loan servicing fees	2,932	2,820	11,500	10,771
Collection costs	1,735	1,581	6,681	6,380
Regulatory fees	1,025	969	3,634	3,795
Professional fee costs, net	994	(4,806)	5,005	(1,372)
Rent expense	753	663	2,789	2,682
Amortization of intangible assets	361	361	1,445	1,445
Penalties	—	3,000	—	3,000
Other expenses	2,996	2,628	12,461	9,382
Total other expenses	22,174	17,213	85,179	74,427
Income before income taxes	20,698	18,469	79,885	62,936
Income tax provision	6,164	6,815	24,544	21,011
Net income after taxes	14,534	11,654	55,341	41,925
Less: income attributable to the non-controlling interest	2,335	1,512	8,782	6,047
Less: redemption of non-controlling interest	—	—	3,515	—
Net income attributable to Medallion Financial Corp. stockholders	$12,199	$10,142	$43,044	$35,878
Basic net income per share	$0.53	$0.45	$1.89	$1.59
Diluted net income per share	$0.50	$0.43	$1.78	$1.52
Weighted average common shares outstanding
Basic	22,884,320	22,455,498	22,774,561	22,546,051
Diluted	24,594,425	23,757,406	24,247,788	23,605,493